UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2025

KHEOBA CORP.
(Exact name of Registrant as specified in its charter)

Nevada	333-263020	98-1636812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KHEOBA CORP.

2A Los Realejos 38410,

Tenerife, Spain

0000

(Address of principal executive offices)

+60 1116761431

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On July 29, 2025 the board of directors (the “Board”) of KHEOBA CORP. (the “Company”) approved and adopted the Amended and Restated Bylaws (the “Amended Bylaws”) which became effectively immediately. The Amended Bylaws lowered the minimum votes required for actions taken by written consent of stockholders to the majority of the voting power of the issued and outstanding shares of capital stock of the Company. A copy of the Company’s Amended Bylaws is filed herewith as Exhibit 3.1 and is incorporated herein by reference. The foregoing summary of the Amended Bylaws is subject to, and qualified in its entirety by, the full text of the Amended Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KHEOBA CORP.

Date: July 29, 2025	By:	/s/ Ka Miew Hon
Ka Miew Hon, Chief Executive Officer

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